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                                                                    EXHIBIT 99.B

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) or any subsequent filings on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Elite Information Group, Inc. and that this joint Filing Agreement be included as an Exhibit to such joint filing.

         This Joint Filing agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 16th day of December, 1999.

         Date:  December 22, 1999.             SOLUTION 6 HOLDINGS LIMITED


                                     Signature /s/ THOMAS A. MONTGOMERY
                                              ----------------------------------
                                     Name:    Thomas A. Montgomery
                                     Title:   Chief Financial Officer

         Date:  December 22, 1999.            EIG ACQUISITION CORP.


                                     Signature /s/ THOMAS A. MONTGOMERY
                                              ----------------------------------
                                     Name:    Thomas A. Montgomery
                                     Title:   Vice President, Secretary and
                                              Treasurer